VERSUS TECHNOLOGY, INC.
                       A Delaware Corporation


              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS to be held on Wednesday, April 16, 2003


To the Shareholders of Versus Technology, Inc.:

The Annual Meeting of Shareholders of Versus Technology, Inc.
(the "Company") will be held at the Waterfront Inn Conference Center, 2061 U.S. 31 North, Traverse City, Michigan 49686, on Wednesday,
April 16, 2003, at 8:30 a.m., Eastern Daylight Time, for the following purposes:

1. To elect four (4) directors of the Company to serve until the next succeeding Annual Meeting of Shareholders or until their successors have been elected and have qualified.

2. To consider and act upon a proposal to amend Article 4 of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 to 150,000,000.

3. To consider and act upon a proposal to amend the 1999 Employee Incentive Stock Option Plan to increase the number of shares authorized for issuance thereunder from 3,200,000 to 11,200,000.

4. To transact such other business as may properly come before the meeting or any adjournments.

Only Shareholders of record at the close of business on the 24th day of February 2003 are entitled to notice of and to vote at this meeting.

The Company's 2002 Annual Report to Shareholders is enclosed.

PLEASE MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY IN THE
ENCLOSED ENVELOPE.  NO POSTAGE IS REQUIRED.





                               By Order of the Board of Directors
                               Anne Kubo, Corporate Secretary



March 5, 2003








                             VERSUS TECHNOLOGY, INC.

                             Corporate Headquarters:

                             2600 Miller Creek Road
                          Traverse City, Michigan 49684
                        Telephone Number:  (231) 946-5868


                               PROXY STATEMENT

General

This Proxy Statement is furnished to the Shareholders of Versus Technology, Inc. ("Versus" or the "Company") in connection with the solicitation of Proxies by order of the Board of Directors of the Company for the Annual Meeting of Shareholders to be held on Wednesday, April 16, 2003, at 8:30 a.m., Eastern Daylight Time, at the Waterfront Inn Conference
Center, 2061 U.S. 31 North, Traverse City, MI 49686, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

The approximate date on which this Proxy Statement, the enclosed Proxy, and the Company's 2002 Annual Report to Shareholders will be first sent or given to Shareholders is March 5, 2003.

The enclosed Proxy is being solicited on behalf of the Board of Directors of the Company, and all costs of solicitation will be borne by the Company. Such costs include preparation, printing, and mailing of the Notice of Annual Meeting of Shareholders, Form of Proxy, Proxy Statement, and Annual Report, which are herein enclosed. The solicitation will be conducted principally by mail, although Directors, Officers, and regular employees of the Company may solicit Proxies personally or by telephone, e-mail, or facsimile. Such persons will not receive special compensation for such services. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries for proxy material to be sent to their principals, and the Company will reimburse such persons for their reasonable expenses in so doing.

You are requested to mark, sign, and date the accompanying Proxy and return it in the envelope provided. Proxies in such form, if duly signed and received in time for the voting, will be voted in accordance with the directions of each Shareholder. The proxy holders identified on the Proxy have been selected by the Board of Directors. The proxy holders shall have the discretionary authority to vote for the election of Directors and distribute such votes among the nominees standing for election (except as otherwise instructed by a Shareholder in the accompanying Proxy) and on any other matters that may properly come before the Annual Meeting of Shareholders.

If the enclosed Proxy is executed and returned, it may, nevertheless, be revoked at any time before it has been exercised upon written notice to the Secretary of the Company. The Proxy shall also be deemed revoked if a Shareholder is present at the Meeting and elects to vote in person.

Each holder of the Company's Common Stock, par value $0.01 (the "Common Stock") at the close of business on February 24, 2003 (the "Record Date"), is entitled to one vote per share on each matter that comes before the meeting. With respect to the election of Directors, a vote of a plurality of the number of shares voting is required for election. Abstentions will be counted as votes cast, but Proxies submitted by brokers with a "not voted" direction will not be counted as votes cast with respect to each matter to be voted upon where such "not voted" instruction is given.

At the close of business on February 24, 2003, there were outstanding 45,598,325 shares of Common Stock, the only class of stock outstanding.



              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                              AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information as to the Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by any person who, as of February 24, 2003, to the knowledge of the Board of Directors of the Company, owned beneficially more than five percent of the outstanding Common Stock of the Company (to date, the Company has not issued any shares of Preferred Stock):

Name and Address of            Amount and Nature of    Percentage of Class
 Beneficial Owner              Beneficial Ownership       Outstanding
---------------------------------------------------------------------------
David L. Gray
c/o Versus Technology, Inc.
2600 Miller Creek Road
Traverse City, MI 49684          16,546,000 (1)                26.7%

Gary T. Gaisser
c/o Versus Technology, Inc.
2600 Miller Creek Road
Traverse City, MI 49684           9,091,470 (2)                19.1%

Hillenbrand Industries, Inc.
700 State Route 46 East
Batesville, Indiana 47006         5,000,000 (3)                10.4%

William Harris Investors
2 North LaSalle Street,
Suite 400
Chicago, IL 60602                 3,360,000 (4)                 7.4%

James D. Ross
c/o Versus Technology, Inc.
2600 Miller Creek Road
Traverse City, MI  49684           3,488,000 (5)                7.5%

Julian C. Schroeder
c/o Versus Technology, Inc.
2600 Miller Creek Road
Traverse City, MI 49684            2,689,334 (6)                5.7%



(1) This total includes 866,000 shares that are acquirable currently or within 60 days by Mr. Gray upon exercise of outstanding options issued by Versus and 15,400,000 shares currently acquirable on conversion of outstanding debentures held by a limited liability company of which Mr. Gray is the Managing Director.

(2) Of these shares, 600,000 are acquirable on conversion of a debenture held by Mr. Gaisser, and 1,522,000 shares are acquirable currently or within 60 days by Mr. Gaisser upon exercise of outstanding options issued by Versus.

(3) This total includes 2,500,000 shares that are currently acquirable by Hillenbrand Industries, Inc. upon exercise of an outstanding warrant issued by Versus.

(4)  As reported on Schedule 13G/A filed February 14, 2003.

(5) This total includes 793,000 shares that are acquirable currently or within 60 days by Mr. Ross upon exercise of outstanding options issued by Versus.

(6) Of these shares, 1,200,000 are acquirable on conversion of a debenture held by Mr. Schroeder, and 720,000 shares are acquirable currently or within 60 days by Mr. Schroeder upon exercise of outstanding options issued by Versus.

Security Ownership of Management

The following table sets forth as of February 24, 2003, the beneficial ownership of Versus' Common Stock by all Directors, nominees, and named Executive Officers of and by all the Directors, nominees, and Executive Officers of Versus as a group:


                                         Amount and Nature of   Percentage of
Name of Beneficial   Position(s) with        Beneficial             Class
     Owner             the Company(1)        Ownership(1)        Outstanding
-----------------------------------------------------------------------------
Gary T. Gaisser      President and Chief
                     Executive Officer
                     and Director            9,091,470 (2)           19.1%

David L. Gray        Director               16,546,000 (3)           26.7%

Julian C. Schroeder  Director                2,689,334 (4)            5.7%

James D. Ross, Esq.  Director                3,488,000 (5)            7.5%

All Executive Officers
and directors as a group
(7 persons)                                 32,587,414 (6)           48.4%


(1) Each Director has sole voting and investment power as to all shares reflected as beneficially owned by him, except as otherwise noted. Messrs. Gaisser, Schroeder, Gray, and Ross are all of the Company's present Directors.

(2) Of these shares, 600,000 are acquirable on conversion of a debenture held by Mr. Gaisser, and 1,522,000 shares are acquirable currently or within 60 days by Mr. Gaisser upon exercise of outstanding options issued by Versus.

(3) This total includes 866,000 shares that are acquirable currently or within 60 days by Mr. Gray upon exercise of outstanding options issued by Versus and 15,400,000 shares currently acquirable on conversion of outstanding debentures held by a limited liability company of which Mr. Gray is the Managing Director.

(4) This total includes 793,000 shares that are acquirable currently or within 60 days by Mr. Ross upon exercise of outstanding options issued by Versus.

(5) Of these shares, 1,200,000 are acquirable on conversion of a debenture held by Mr. Schroeder, and 720,000 shares are acquirable currently or within 60 days by Mr. Schroeder upon exercise of outstanding options issued by Versus.

(6) This total includes 21,691,535 shares acquirable currently or within 60 days under outstanding warrants, options, and convertible debentures.

The following table sets forth equity compensation plan information as of October 31, 2002:

                         Number of
                      securities to be
                        issued upon       Weighted average      Number of
                        exercise of       exercise price of    securities
                        outstanding         outstanding         remaining
                      options, warrants,  options, warrants,  available for
Plan Category            and rights          and rights      future issuance
-----------------------------------------------------------------------------
Equity compensation
plans approved by
security holders          4,146,588          $ 0.262             1,051,746

Equity compensation
plans not approved by
security holders (1)      3,172,000          $ 0.231                 (1)
                         -----------        ---------           ------------
Total                     7,318,588          $ 0.249              1,051,746
                         ===========        =========           ============

(1) The Company has granted Directors stock options for services rendered as a Director. There is no plan designated for these options. The practice of granting stock options as compensation for Director services could be altered if the Board of Directors so desires.






                                 PROPOSAL ONE

                            ELECTION OF DIRECTORS

General

The Shareholders are being asked to elect four Directors, who will comprise the entire Board of Directors of the Company, to serve for the ensuing year or until their successors are duly elected and qualified. The nominees are all current members of the Board of Directors who were elected by the Shareholders at the previous Annual Meeting of Shareholders. In the event that any nominee for Director should become unavailable, which event the Board of Directors does not anticipate, it is intended that votes will be cast pursuant to the enclosed Proxy for such substitute nominee as may be nominated by the Board of Directors, unless otherwise directed by the Shareholder in the Proxy.

The Board has established a Compensation Committee, presently consisting of Mr. Ross, Chairman, Mr. Gray, and Mr. Schroeder, which administers the Company's stock option plans and reviews employee compensation and benefits. The Compensation Committee met four times in person or telephonically during the fiscal year ended October 31, 2002.

The Board also has established an Audit Committee, presently consisting of Mr. Schroeder, Chairman, Mr. Gray, and Mr. Ross. The Audit Committee meets with the Company's Officers and the independent auditors to review the Company's annual audit and financial statements. The Audit Committee met six times in person or telephonically during the fiscal year ended October 31, 2002.

The Board also has established an Executive Committee, presently consisting of Mr. Gray, Chairman, Mr. Gaisser, Mr. Ross, and Mr. Schroeder, which oversees all of the Board's functions on a more frequent basis, reviews, designs, and adopts Versus' strategy, and oversees and pursues the implementation of that strategy. In addition, the Executive Committee serves to provide the President and CEO of the Company with more efficient access to Board members for purposes of seeking guidance and decision making with respect to emerging business issues. The Executive Committee met one time in person or telephonically during the fiscal year ended October 31, 2002.

The Board has not established a separate nominating committee as nominations are considered and made by the Board as a whole. The Board will consider nominees for the Board of Directors recommended by Shareholders. Shareholders desiring to make such recommendations should write directly to the Board at the Company's executive offices at 2600 Miller Creek Road, Traverse City, Michigan 49684.

The Board of Directors met eight times in person or telephonically during the fiscal year ended October 31, 2002. During that fiscal year, each of the incumbent Directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the period for which he has been a Director and (2) the total number of meetings held by all Committees of the Board on which he served during the period that he served.


Information Concerning Directors and Nominees for Director

The Board of Directors presently consists of Gary T. Gaisser, David L. Gray, James D. Ross, Esq., and Julian C. Schroeder. The Board has nominated Messrs.Gaisser, Gray, Ross, and Schroeder to serve on the Board for terms of one year or until their successors are elected and qualified.

The following information is furnished with respect to the nominees for Directors of the Company:

Nominees for Director      Age           Position(s) with the Company
------------------------------------------------------------------------
 Gary T. Gaisser           51            Director, President and
                                         Chief Executive Officer

 Julian C. Schroeder       55            Director

 David L. Gray             54            Director

 James D. Ross, Esq.       54            Director


Gary T. Gaisser has served as President and Chief Executive Officer of Versus since January 1995, and has served as a Director of Versus since April 1995.

Julian Schroeder has served as a Director of Versus since August 1994.
Since May 2000, Mr. Schroeder has been a principal and founding partner of Credit Renaissance Partners, LLC, a firm engaged in investment management. From March 1997 through April 2000, Mr. Schroeder served as the Director of International Fixed Income Research at Schroder & Co., Inc., a registered broker-dealer.

David L. Gray, CPA, has served as a Director of Versus since April 1998. He is President and Director of Tortola Enterprises, Inc., a management-consulting firm, and has served in this position since 1986. In this position, he serves as an advisor to boards of directors and executive management of a spectrum of operating businesses, both domestic and international. He previously served as President of Sara Lee Bakery Company and as President and CEO of Chef Pierre, Inc. Mr. Gray also serves as a member of the board of directors for a number of non-profit organizations and businesses, including Gordon Food Service, Inc.

James D. Ross, Esq. has served as a Director of Versus since April 1999.
He is currently in the practice of law at Goldberg and Simpson of Louisville, Kentucky and is licensed in Kentucky and Michigan. Prior to that and since 1998, he was affiliated with Financial Investment Management Group (Traverse City, Michigan). From 1995 to 1998, Mr. Ross was Executive Vice President of Aegon, USA. Mr. Ross also serves as a member of the board of directors for a number of business enterprises and non-profit organizations.








THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
ELECTION OF GARY T. GAISSER, DAVID L. GRAY, JAMES D. ROSS, ESQ., AND JULIAN C. SCHROEDER.

There is no family relationship between any officers or directors nor are there any understandings among any officers or directors and any other person pursuant to which any such officer or director was or is to be selected as such.


                          EXECUTIVE COMPENSATION

The following table sets forth the annual compensation paid to the designated Executive Officers of Versus during the fiscal years ended October 31, 2001, 2000, and 1999.

                        SUMMARY COMPENSATION TABLE

                                     Annual                Long-Term
                                  Compensation            Compensation
                               -------------------  -------------------------
                                                    Securities
Name and Principal    Fiscal                        Underlying     All Other
   Position            Year    Salary     Bonus      Options     Compensation
-----------------------------------------------------------------------------
Gary T. Gaisser,
President and CEO
and Director          2002    $195,470                440,387     $  252 (1)

Gary T. Gaisser       2001    $196,555                165,000     $5,897 (1)

Gary T. Gaisser       2000    $178,354   $62,500      269,000     $4,802 (1)

Henry J. Tenarvitz,
COO                   2002    $ 95,881                104,168     $  115 (2)

Henry J. Tenarvitz    2001    $103,504                            $3,105 (2)

Henry J. Tenarvitz    2000    $ 83,231   $25,000      155,000     $2,647 (2)


(1) Represents Versus' contribution to Mr. Gaisser's 401(k) account pursuant to Versus' 401(k) Profit Sharing Plan.

(2) Represents Versus' contribution to Mr. Tenarvitz's 401(k) account pursuant to Versus' 401(k) Profit Sharing Plan.



Options

The following table sets forth the status and exercise price of stock options granted to the named Executive Officers during the fiscal year ended October 31, 2002:


                         Number of
                          Shares
Name and                 Underlying                             Exercise
Position                  Option      Exercisable  Expiration    Price
---------------------------------------------------------------------------
Gary T. Gaisser,
President and CEO
and Director             151,000       04-19-03     04-19-07      $0.116

Gary T. Gaisser          289,387       06-18-03     06-18-12      $0.096

Henry Tenarvitz, Chief
Operating Officer        104,168       06-18-03     06-18-12      $0.096



The following table sets forth the status and value of stock options held by the named Executive Officers at October 31, 2002:


                 Number of
                  Shares        Exercisable                          Value of
Name and         Underlying          at                   Exercise   Option at
Position          Option          10/31/02   Expiration    Price      10/31/02
------------------------------------------------------------------------------
Gary T. Gaisser,
President and
CEO and
Director           289,387           -       06-18-12      $0.096        -

Gary T. Gaisser    151,000           -       04-19-07      $0.116        -

Gary T. Gaisser    165,000        165,000    04-20-06      $0.135        -

Gary T. Gaisser    225,000         90,000    09-08-10      $0.325        -

Gary T. Gaisser     44,000         44,000    04-14-05      $0.500        -

Gary T. Gaisser     36,000         36,000    04-23-04      $0.165        -

Gary T. Gaisser     36,000         36,000    04-24-03      $0.515        -

Gary T. Gaisser  1,000,000      1,000,000    06-04-06      $0.375        -

Henry Tenarvitz,
COO                104,168           -       06-18-12      $0.096        -

Henry Tenarvitz     80,000         32,000    09-08-10      $0.325        -

Henry Tenarvitz     75,000         30,000    11-15-09      $0.117        -

Henry Tenarvitz    250,000        150,000    12-04-08      $0.401        -

Henry Tenarvitz    108,580        108,580    04-23-08      $0.629        -


No options were exercised by any Executive Officer in fiscal 2002.

Employment Agreement

As of July 1, 1996, the Company and Mr. Gaisser entered into an Employment Agreement for a term of six years. Mr. Gaisser is employed at an initial base salary of $130,000 per year and receives a 10 percent annual increase during the term of the Employment Agreement. Mr. Gaisser is entitled to such further increases as shall be determined by the Board of Directors and is entitled to participate in other compensation and benefit plans of the Company. On April 19, 2002, the Board of Directors amended Mr. Gaisser's employment agreement extending it for another three years.

The Employment Agreement may be terminated by the Company for "just cause," which is defined as "willful misconduct, embezzlement, conviction of a felony, habitual drunkenness, or excessive absenteeism not related to illness." The Employment Agreement provides that if Mr. Gaisser is not elected or appointed as President and Chief Executive Officer or as a member of the Board of Directors, or if he is removed from any such office, or if the ownership and control of the Company changes, or if the principal place of the business is changed to a location more than 20 miles from Traverse City, Michigan, without Mr. Gaisser's consent, then Mr. Gaisser may give notice of termination, effective at the end of the month in which notice is given. In addition, if Mr. Gaisser concludes that because of changes in the composition in the Board of Directors or material changes in its policies because of other events or occurrences of material fact he feels he can no longer properly and effectively discharge his responsibilities, then Mr. Gaisser may resign from his position upon the giving of sixty (60) days' prior written notice. In each case, the Company shall deem such resignation constructive termination of Mr. Gaisser's employment, and Mr. Gaisser shall be entitled to payment of the remaining amounts payable to him under the Employment Agreement without any requirement of mitigation of damages.

Except in the event of constructive termination during the term of the Employment Agreement and for two years thereafter, Mr. Gaisser has agreed not to compete with the Company. Upon any termination, Mr. Gaisser has agreed not to disclose the Company's confidential information or to solicit any employee of the Company for a two-year period.

Compensation of Directors

Effective April 19, 2002, each Director other than Mr. Gaisser was awarded an option to purchase 302,000 shares of Versus' Common Stock for service on the Board from April 19, 2002, through April 19, 2003. Mr. Gaisser was awarded an option to purchase 151,000 shares of Versus' Common Stock for service on the Board from April 19, 2002, through April 19, 2003. The exercise price for all such options is $0.147 per share, the fair market value of the Common Stock upon the date of grant.




              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 1996, Versus moved its principal operating facilities to a building that is owned by Traverse Software Investment, LLC, a limited liability company controlled by Mr. Gary T. Gaisser, the President and Chief Executive Officer of the Company. Versus has entered into a five-year lease agreement, expiring in 2006, calling for aggregate total annual rents of $135,000, increasing 4% annually after the first year.

Between May 31, 1999, and August 18, 1999, Versus issued $3,000,000 in Prime Rate Secured Convertible Debentures, due April 30, 2004 (Series A Debentures). Of the total debentures issued, $1,500,000 were purchased by a limited liability company, of which Mr. David L. Gray, a Director of Versus is the Managing Director.

In September 2000 Versus issued 230,000 shares of unregistered restricted common voting shares to Mr. David L. Gray, one of Versus' Directors, as compensation for assistance provided by the Director with the execution of a Stock Purchase Agreement, Warrant Agreement, and a Non-Exclusive Patent License Agreement.

In November 2001, Mr. Gary T. Gaisser, the President and Chief Executive Officer and a Director of Versus, acquired a Debenture with a face value of $50,000 from an independent Debenture holder in an arm's-length transaction.

In February 2002, Mr. Gary T. Gaisser, the President and Chief Executive Officer and a Director of Versus, purchased from the Company 1,123,595 shares of the Company's Common Stock at a purchase price of $100,000 ($0.089 per share), the fair market value of the Common Stock.

In February 2002, Mr. James D. Ross, a Director of Versus, purchased from the Company 2,250,000 shares of the Company's Common Stock at a purchase price of $200,250 ($0.089 per share), the fair market value of the Common Stock.

In February 2002, Mr. Julian C. Schroeder, a Director of Versus, acquired a Series A Debenture with a face value of $100,000 from an independent Debenture holder in an arm's-length transaction.

In June 2002 a separate company solely owned by Mr. David L. Gray, a Director of Versus, acquired a Series A Debenture with a face value of $100,000 from an independent investor in an arm's-length transaction.

On October 31, 2002, Messrs. Gray, Gaisser, and Schroeder, Directors of Versus, exchanged their Series A Debentures and cash for Series A and Series B Debentures as follows:


                       Series A       Cash       Series B      Series A
                      Exchanged     Invested      Issued        Issued
-------------------------------------------------------------------------
David L. Gray        $1,600,000     $800,000    $1,450,000    $950,000 (1)
Gary T. Gaisser      $   50,000     $ 25,000    $   75,000        -
Julian C. Schroeder  $  100,000     $ 50,000    $  150,000        -

(1) Mr. Gray has committed to convert his remaining Series A Debentures to Series B by April 30, 2004.






           COMPLIANCE WITH SECTION 16A OF THE EXCHANGE ACT

Based solely upon a review of Forms 3 and 4 furnished to Versus pursuant to Rule 16a-3(e) and written statements from Directors and Executive Officers, no report on Form 5 is due, and no reporting person failed to file reports required under Section 16a of the Securities and Exchange Act of 1934 with respect to the Company's securities.



                               PROPOSAL TWO

           AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE
                THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK


Description of the Amendment

At the Annual Meeting, the Stockholders of the Company are being asked to consider and act upon a proposal to approve an amendment (the "Common Stock Amendment") to Article 4 of the Company's Certificate of
Incorporation which would increase the number of authorized shares of Common Stock from 75,000,000 to 150,000,000.

If the Common Stock Amendment is adopted by the Stockholders, the Board intends to prepare and file a Certificate of Amendment to the Certificate of Incorporation of the Company. The Common Stock Amendment will be effective immediately upon acceptance of filing by the Secretary of State of Delaware. Although the Board presently intends to file the Certificate of Amendment if the Common Stock Amendment is approved by the Stockholders, the resolution of Stockholders will reserve to the Board the right to defer or abandon the Common Stock Amendment and not file such Certificate of Amendment even if the Common Stock Amendment is approved by the Stockholders.


Reasons for the Common Stock Amendment

As of February 24, 2003, the Company has outstanding Series A and Series B Convertible Debentures as summarized in the following table:

Debenture        Amount        Conversion Factor      Shares Required
--------------------------------------------------------------------------
Series A      $1,800,000              4:1                7,200,000
Series B      $2,150,000              8:1               17,200,000
                                                       ------------
Total                                                   24,400,000


The Company also has outstanding warrants and options on 13,531,552 shares. If all Debentures were converted and all warrants and options exercised, the Company would not have sufficient authorized shares of Common Stock to fulfill the requirements of the various agreements in place. A requirement of the Series B Debenture transaction, is that the Company will propose to its shareholders an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock to allow for conversion of all the Series B Debentures offered by the Company. In the event the authorized shares are not increased and the Company does not have sufficient authorized and unissued shares of Common Stock to make the Series B Debenture conversion, the Company may instead issue and deliver a share or shares of the Company's presently authorized and issued Preferred Stock on terms and conditions substantially identical to the Common Stock which otherwise would have been issued.

In reviewing the Company's capital structure and possible alternatives for the future, management, after consultation with the Company's financial and outside legal advisors, determined that the number of shares of the Company's Common Stock should be increased to allow for conversion of all Debentures, to provide the Company with additional capital-raising flexibility, and to meet general corporate needs.

At its regular meeting on September 12, 2002, the Board of Directors considered the proposal to increase the number of authorized shares of Common Stock. After discussion of the Common Stock Amendment's likely benefits and possible disadvantages, the Board authorized adoption of the Common Stock Amendment and authorized management to file with the SEC preliminary proxy materials describing the Common Stock Amendment.

The Company's Certificate of Incorporation, as amended, presently authorizes the Company to issue an aggregate number of 90,000,000 shares, consisting of 75,000,000 shares of Common Stock having a par value of $0.01 per share, and 15,000,000 shares of Preferred Stock having a par value of $0.01 per share. As of February 24, 2003, 45,598,325 shares of Common Stock were issued and outstanding and an additional 37,931,552 shares will be reserved for issuance under outstanding options, warrants, debentures, and the 1996 Incentive Restricted Stock Bonus Plan. The Common Stock Amendment would increase the total authorized number of shares of Common Stock from 75,000,000 to 150,000,000. Thus, upon implementation of the Common Stock Amendment, 66,470,123 shares of Common Stock would be available for issuance from time to time for any proper corporate purpose, including stock splits, stock dividends, acquisitions, stock option plans, funding of employee benefit plans, and public and private equity offerings. No further action or authorization by the Stockholders would be necessary prior to issuance of the additional shares of Common Stock authorized pursuant to the Common
Stock Amendment unless applicable laws or regulations would require such approval in a given instance.

The Board of Directors of the Company believes that it is desirable to have the additional authorized shares of Common Stock available for conversion of all Debentures, possible future financing and acquisition transactions, and other general corporate purposes. Having additional authorized shares of Common Stock available for issuance in the future will give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a Special Stockholders' Meeting. Except for existing Debentures, warrants, and options, the Company does not presently have any agreement, understanding, arrangement, or plan that would result in the issuance of any of the additional shares of Common Stock to be authorized. The Company's Certificate of Incorporation, as amended, presently permits the holders of a majority of the outstanding shares of Common Stock to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock.

The authorization of additional shares of Common Stock would also allow the Company to issue Common Stock or rights to purchase Common Stock on an expedited basis, thus diluting the stock ownership of any person or persons seeking to obtain control of the Company. Therefore, although the Company is not currently aware of any specific effort or intention to accumulate the Company's Common Stock or to obtain control of the Company, the authorization of additional shares of Common Stock may make a takeover of the Company more difficult.


Affirmative Vote Required for Approval

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the Common Stock Amendment. Abstentions and Broker Non-Votes will have the effect of votes against the Common Stock Amendment. Because Brokers are allowed to vote only for directors, it is important for all shareholders holding through Brokers to affirmatively vote their shares. Otherwise, your Broker will not be able to vote your shares for you on this issue.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE COMMON STOCK AMENDMENT.




                         PROPOSAL THREE

       AMENDMENT TO THE 1999 EMPLOYEE INCENTIVE STOCK OPTION PLAN


The Board of Directors of the Company has unanimously approved and recommends that shareholders approve an amendment to the 1999 Employee Incentive Stock Option Plan increasing the number of shares of Common Stock authorized for issuance thereunder from 3,200,000 to 11,200,000.

On May 10, 1996, the shareholders of the Company approved the 1996 Employee Incentive Stock Option Plan authorizing the granting of options to officers and executive personnel of the Company 2,000,000 shares of the Company's Common Stock. On April 23, 1999, the shareholders of the Company approved the 1999 Employee Incentive Stock Option Plan authorizing the granting of options to all employees of the Company. Options on 1,997,450 shares have been granted pursuant to the 1996 plan. All options have been granted on the 3,200,000 shares authorized under the 1999 plan.

If all the options and warrants presently outstanding were exercised, and all outstanding convertible debt was converted, the shares made available for option grant under this amendment to the plan would constitute approximately 9.56 percent of the Company's outstanding Common shares.

The remaining terms of the 1999 Employee Incentive Stock Option Plan will remain in effect. The purposes of the Plan are to give all personnel an opportunity to acquire shares of the Common Stock of the Company, to provide an incentive to all employees to continue to promote the best interests of the Company and enhance its long-term performance, and to provide an incentive for all employees to join or remain with the Company and its subsidiaries.

The Amendment to the Plan would become effective on the date of adoption by Shareholders and will continue for ten (10) years. Each option granted under the Plan has a duration of up to ten years from the date of the grant of the option. Options granted under the Plan must be granted at a price no lower than the current fair market value of the Common Stock on the date of grant. In the event an employee should, for any reason, terminate or be terminated as an employee of the Corporation, the option expires on the date of termination, but the Board in its sole discretion may extend this period for up to three months. If an employee should die while in the employment of the Company or become disabled, the option would be exercisable for a period of one year from either the date of death or the date of disability. Neither of the above extension periods shall extend the option beyond its initial ten-year term. The exact vesting schedules are determined by the Board of Directors at the time of grant.

The tax consequences associated with the grant and exercise of incentive stock options depend upon the provisions of the Internal Revenue Code, which may be changed during the course of the Plan. As of the date of adoption of the Plan, the grant of an incentive stock option does not constitute a taxable event. The exercise of the incentive stock option will not constitute a taxable event to the employee, nor will the Company receive a corresponding deduction. However, the difference between the fair market value of the Common Stock on the date of exercise and the exercise price of the option will be treated as an item of adjustment for alternative minimum tax purposes. Upon sale of stock acquired through the exercise of an incentive stock option, the difference between the amount realized and the value at the date of exercise will ordinarily be taxed as capital gain. However, if the employee disposes of a share acquired by exercise of an incentive stock option within two years of the date of grant or within one year of the date of exercise (a "disqualifying disposition"), the difference between the exercise price and the value of the Common Stock on the date of exercise will be taxable to the employee as compensation and the Company will receive a corresponding tax deduction.

In the event an employee exercises an option at a time when there is no currently effective registration statement covering the shares, the Company's obligation to deliver shares pursuant to the option is subject to the employee providing an appropriate representation of investment intent, and the shares delivered by the Company may be restricted as to transfer in accordance with applicable securities laws.


Vote Required For Approval

A vote of the majority of the number of shares voting is required for approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
AMENDMENT TO THE 1999 EMPLOYEE INCENTIVE STOCK OPTION PLAN.




                        VERSUS TECHNOLOGY, INC.

                       REPORT OF AUDIT COMMITTEE

Overview

The Audit Committee is comprised of three directors, appointed by the Company's Board of Directors. The Audit Committee oversees all material aspects of the Company's financial reporting, control, and audit functions, reviews the results of the independent auditors' audit of the Company's consolidated financial statements, and recommends to the Board of Directors the selection of independent auditors. The scope and purpose of the Audit Committee is described more fully in the Company's Audit Committee Charter which was adopted in 2000 and which is provided in Versus' 2001 proxy statement as filed with the Securities and Exchange Commission in March 2001. During the fiscal year ended 2002, the Audit Committee met six times in person or telephonically.

Independence of Audit Committee Members

The Company's Audit Committee meets the current independence requirements as defined in the applicable listing standards and related rules of the Nasdaq Stock Market.


2002 Audit of the Company's Consolidated Financial Statements

Regarding the Company's audited consolidated financial statements as of and for the year ended October 31, 2002, the Company's Audit Committee has:

  * Reviewed and discussed the audited consolidated financial statements with management;
  * Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, as amended by SAS No. 90 (as may be further modified or supplemented); and
  * Received written disclosures from the independent auditors regarding the auditors' independence required by Independence Standards Board Statement No. 1 (as may be modified or supplemented), and discussed with the auditors the auditors' independence.

Based on the review and discussion above, the Audit Committee recommended to the Company's Board of Directors that the audited consolidated financial statements be included in the Company's annual report on Form 10-KSB for 2002 filed with the Securities and Exchange Commission on December 23, 2002.

Services Performed by the Company's Auditors

For the year ended October 31, 2002, the Company incurred professional fees and out-of-pocket expenses to its auditors in the amount of $193,394, all of which related to auditing services. No other services were provided.

Audit Committee
Julian C. Schroeder, Chairman
David L. Gray
James D. Ross, Esq.


                 INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors has selected BDO Seidman, LLP as the independent certified public accountants to the Company for the fiscal year ending October 31, 2003. The Company has been informed that neither BDO Seidman, LLP, nor any of its partners, has any direct financial interest or any material indirect financial interest in the Company or its subsidiary, nor has any of its partners acted in the capacity of promoter, underwriter, voting trustee, director, officer, or employee of the Company.

The Company has been advised by BDO Seidman, LLP that representatives of that firm are expected to be present at the Annual Meeting of Shareholders. Those representatives will have the opportunity to make a statement, if they so desire, and will also be available to respond to appropriate questions from Shareholders.



                               OTHER MATTERS

The Board of Directors is not aware of any other matters which will or may come before the Annual Meeting of Shareholders and which will require a vote of the Shareholders. However, if any additional matters are properly presented at the meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their judgment on such matters.


            DEADLINES WITH RESPECT TO SHAREHOLDER PROPOSALS
                      FOR THE 2004 ANNUAL MEETING

The date by which proposals of Shareholders intended to be presented at the Company's 2004 Annual Meeting (and in the Proxy Statement and Proxy relating to that meeting) must be presented to the Company is November 5, 2003.



                                   By Order of the Board of Directors
                                   Anne Kubo, Corporate Secretary





                  AMENDMENT TO VERSUS TECHNOLOGY, INC.

                1999 EMPLOYEE INCENTIVE STOCK OPTION PLAN



VERSUS TECHNOLOGY, INC., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

RESOLVED, that the Board of Directors of said corporation, by the vote of a majority of the Directors present at a meeting held on September 12, 2002, at which a quorum was present, proposed and declared advisable the following amendment to the 1999 Employee Incentive Stock Option Plan of said corporation and directed its consideration by the stockholders:

RESOLVED, that the 1999 Employee Incentive Stock Option Plan be amended by changing Paragraph 3.b. thereof so that as amended said paragraph shall be and read as follows:

3.b. Maximum Limitations. The aggregate number of shares of Common Stock available for grant under the Plan is 11,200,000, subject to adjustment pursuant to Section 7. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Company. In the event that, prior to the end of the period during which Incentive Stock Options may be granted under the Plan, any Incentive Stock Option under the Plan expires unexercised or is terminated, surrendered or cancelled, without being exercised, in whole or in part, for any reason, the number of shares theretofore subject to such Incentive Stock Option, or the unexercised, terminated, forfeited or unearned portion thereof, shall be added to the remaining number of shares of Common Stock available for grant as an incentive Stock Option under the Plan, including a grant to a former holder of such Incentive Stock Option, upon such terms and conditions as the Board shall determine, which terms may be more or less favorable than those applicable to such former Incentive Stock Option.

IN WITNESS WHEREOF, the corporation has caused this amendment to be signed by Gary T. Gaisser, its president, and attested by Anne Kubo, its corporate secretary, this 16th day of April 2003.

                                             VERSUS TECHNOLOGY, INC.


                                       By:
                                          ---------------------------
                                              Gary T. Gaisser

ATTEST:

By:
   ---------------------
           Anne Kubo







                           VERSUS TECHNOLOGY, INC.

                           2600 Miller Creek Road
                       Traverse City, Michigan 49684

     PROXY SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

The undersigned hereby appoints and constitutes Gary T. Gaisser and Julian
C. Schroeder and each of them, attorneys and proxies for the undersigned, with full power of substitution to vote as if the undersigned were personally present at the Annual Meeting of the Shareholders of Versus Technology, Inc. (the "Company") to be held at the Waterfront Inn Conference Center, 2061
U.S. 31 North, Traverse City, Michigan 49686, on Wednesday, April 16, 2003, at 8:30 a.m., Eastern Daylight Time, and at all adjournments thereof, the shares of stock of said Company registered in the name of the undersigned. The undersigned instructs all such proxies to vote such shares as follows upon the following matters, which are described more fully in the accompanying Proxy Statement:


     Please mark, sign, date, and return your Proxy as soon as possible!
       You need to return the signed proxy to have your shares voted.
                   An unsigned proxy cannot be voted!

                      Annual Meeting of Shareholders
                          VERSUS TECHNOLOGY, INC.

                              April 16, 2003

             Please detach and mail in the envelope provided.
----------------------------------------------------------------------------
                              (see other side)

A /X/ Please mark your votes as in this example.

I authorize and instruct my proxies to:

1. [ ] VOTE FOR all nominees for the     Nominees:        [ ] VOTE WITHHELD
   Company's Board of Directors listed   Gary T. Gaisser  from all nominees
   at right; except that I WITHHOLD      David L. Gray
   AUTHORITY for the following           James D. Ross
   nominees (if any):                    Julian C. Schroeder


2. [ ] VOTE FOR a proposal to amend Article 4 of the      [ ] VOTE WITHHELD
   Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock.

3. [ ] VOTE FOR a proposal to amend the 1999 Employee     [ ] VOTE WITHHELD
   Incentive Stock Option Plan to increase the number of shares authorized for issuance thereunder.

4. VOTE, at their discretion, upon such other business as may properly come before the meeting and all adjournments thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this Proxy will be voted FOR Proposal 1, FOR Proposal 2, and FOR Proposal 3.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY USING THE ENCLOSED ENVELOPE.


Signature ____________________  ____________________ Dated ___________, 2003
                              Signature if held jointly

Please sign exactly as your name appears above. When shares are held by joint tenants, all such joint tenants should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give your full title as such. If you are a corporation, please have the proxy signed in the full corporate name by the President or other authorized officer. If you are a partnership, please have the proxy signed in the partnership name by an authorized person.